Exhibit 99.1

WILLIAM LYON HOMES REPORTS FOURTH QUARTER AND FULL YEAR 2015 RESULTS

46% INCREASE IN NET INCOME AVAILABLE TO COMMON STOCKHOLDERS; 35% INCREASE IN

COMMUNITY COUNT; AND 13% INCREASE IN HOMEBUILDING REVENUE FOR THE QUARTER

NEWPORT BEACH, CA — February 25, 2016 — William Lyon Homes (NYSE: WLH), a leading homebuilder in the Western U.S., announced results for the fourth quarter and year ended December 31, 2015.

2015 Fourth Quarter Highlights (Comparison to 2014 Fourth Quarter)

•	Net income available to common stockholders of $26.3 million, or $0.68 per diluted share, up 46%

•	Home sales revenue of $397.2 million, up 13%

•	Consolidated revenue of $403.0 million, up 12%

•	New home deliveries of 809 homes, up 13%

•	Average sales locations of 74, up 35%

•	Units in backlog of 739, up 55%

•	Dollar value of homes in backlog of $391.8 million, up 51%

•	Net new home orders of 516, up 10%

•	Dollar value of orders of $243.8 million, up 12%

•	Homebuilding gross margin of $72.8 million, up 9%

•	Average sales price (ASP) of new homes delivered of $490,900

•	Homebuilding gross margin percentage of 18.3%

•	Adjusted homebuilding gross margin percentage of 24.2%

•	SG&A percentage of 9.3%, compared to 10.4%

•	Operating Income of $36.0 million, up 18%

•	Adjusted EBITDA of $61.9 million, up 27%

2015 Full Year Highlights (Comparison to 2014 Full Year)

•	Net income available to common stockholders of $57.3 million, or $1.48 per diluted share, up 28%

•	Home sales revenue of $1,078.9 million, up 26%

•	Consolidated revenue of $1,106.6 million, up 23%

•	New home deliveries of 2,314 homes, up 32%

•	Net new home orders of 2,575, up 54%

•	Dollar value of orders of $1.2 billion, up 46%

•	Average sales locations of 68, up 55%

•	Homebuilding gross margin of $199.9 million, up 11%

•	Average sales price (ASP) of new homes delivered of $466,300

•	Homebuilding gross margin percentage of 18.5%

•	Adjusted homebuilding gross margin percentage of 24.8%

•	SG&A percentage of 11.2%, compared to 11.7%

•	Income before provision for income taxes of $87.1 million, up 11%

•	Adjusted EBITDA of $158.5 million, up 29%

“Our 2015 fourth quarter results continued to demonstrate consistent year-over-year improvement in key operating metrics, including deliveries, net new home orders, the dollar value of orders, community count, and both units and dollar value of backlog,” said William H. Lyon, Co-Chief Executive Officer. Mr. Lyon added, “Home sales revenue and deliveries each increased by 13% to $397.2 million and 809 units, respectively, both the highest since 2006, and we generated $26.3 million of net income, or $0.68 per diluted share, a 46% increase.”

Matthew R. Zaist, Co-Chief Executive Officer and President, stated, “2015 was a year of significant growth for William Lyon Homes, and we are encouraged by the start to 2016 with net new home orders in January up 21% year-over-year and up 33% sequentially from December. While the industry has experienced certain challenges such as labor constraints, cycle time increases and volatility in the global and U.S. financial markets, we continue to see strong housing fundamentals in our core markets. We will continue to focus on execution of our strategic initiatives for this year, which include maximizing revenue from our existing communities, maintaining disciplined cost controls at our projects and at the corporate level, utilizing free cash flow to reduce overall leverage and growing our community count from our significant land position.”

Operating Results

Home sales revenue for the fourth quarter of 2015 was $397.2 million, as compared to $352.5 million in the year-ago period, an increase of 13%. The increase was driven by a 13% increase in deliveries to 809 homes, compared to 717 in the fourth quarter of 2014, as the average sales price of homes delivered was $490,900, consistent with prior year. ASPs were relatively consistent due to shifts in product mix, with more homes delivered in Arizona and Oregon.

The dollar value of orders for the fourth quarter of 2015 was $243.8 million, an increase of 12%, from $216.8 million in the year-ago period. Net new home orders for the quarter were 516, up 10% from the fourth quarter of 2014. The increase in net new home orders was driven by a 35% increase in community count to 74 average sales locations, from 55 in the year-ago period, offset by a year-over-year decline in the average monthly absorption rate to 2.3 sales per community, from 2.8 in the fourth quarter of 2014.

The dollar value of homes in backlog was $391.8 million as of December 31, 2015, an increase of 51% compared to $260.1 million as of December 31, 2014. The increase was driven by a 55% increase in units in backlog to 739 from 478 in the year-ago period. In addition, our ASP in backlog as of December 31, 2015 was 8% higher than the ASP of homes closed in the fourth quarter.

Adjusted homebuilding gross margin percentage was 24.2% during the fourth quarter of 2015. Homebuilding gross margin percentage for the quarter was 18.3%. SG&A expense during the fourth quarter of 2015 was 9.3% of homebuilding revenue, an improvement of 110 basis points from 10.4% in the fourth quarter of 2014. Breaking down the components of SG&A, sales and marketing expense was 4.8% of homebuilding revenue during the quarter, compared to 5.1% in the year-ago quarter. General and administrative expenses decreased to 4.5% of homebuilding revenue, compared to 5.3% in the year-ago quarter, as we continued to benefit from a larger operating platform with a lower relative cost structure.

Balance Sheet Update

At year end, cash, cash equivalents and restricted cash totaled $50.7 million, real estate inventories totaled $1.7 billion, total assets were $1.9 billion and total equity was $671.5 million. Net debt to net book capitalization was 61.1%, and total debt to total book capitalization was 62.2% at December 31, 2015, compared to 63.6% and 64.2%, respectively, as of September 30, 3015.

Conference Call

The Company will host a conference call to discuss these results today, Thursday, February 25, 2016 at 10:00 a.m. Pacific Time. The call will be available via both the telephone at (855) 851-4524 or (720) 634-2900, passcode #42334171, or through the Company’s website at www.lyonhomes.com in the Investor Relations section of the site.

A replay of the call will be available through March 3, 2016 by dialing (855) 859-2056 or (404) 537-3406, passcode #42334171. A webcast replay of the call will also be available on the Company’s website approximately two hours after the broadcast.

About William Lyon Homes

William Lyon Homes is one of the largest Western U.S. regional homebuilders. Headquartered in Newport Beach, California, the Company is primarily engaged in the design, construction, marketing and sale of single-family detached and attached homes in California, Arizona, Nevada, Colorado, Washington and Oregon. Its core markets include Orange County, Los Angeles, the Inland Empire, the San Francisco Bay Area, Phoenix, Las Vegas, Denver, Seattle and Portland. The Company has a distinguished legacy of more than 59 years of homebuilding operations, over which time it has sold in excess of 96,000 homes. The Company markets and sells its homes under the William Lyon Homes brand in all of its markets except for Colorado, where the Company operates under the Village Homes brand, and Washington and Oregon, where the Company operates under the Polygon Northwest brand.

Forward-Looking Statements

Information presented herein for the fourth quarter and year ended December 31, 2015 is subject to finalization of the Company’s regulatory filings, related financial and accounting reporting procedures and external auditor procedures.

Certain statements contained in this release and the accompanying comments during our conference call that are not historical information may constitute “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995,

including, but not limited to, forward-looking statements related to: community count growth, market and industry trends, the continued housing market recovery, operating results for the first quarter of 2016 and full year 2016, average sale price of homes to be closed in various periods, SG&A percentage, gross margins, future cash needs and liquidity, leverage ratios and reduction strategies, land acquisition spending and backlog conversion rates. The forward-looking statements involve risks and uncertainties and actual results may differ materially from those projected or implied. The Company makes no commitment, and disclaims any duty, to update or revise any forward-looking statements to reflect future events or changes in these expectations. Further, certain forward-looking statements are based on assumptions of future events which may not prove to be accurate. Factors that may impact such forward-looking statements include, among others: the availability of labor and homebuilding materials and increased construction cycle times; adverse weather conditions, including but not limited to the continued drought in California and the Southwest; our financial leverage and level of indebtedness and any inability to comply with financial and other covenants under our debt instruments; continued volatility and worsening in general economic conditions either internationally, nationally or in regions in which we operate; conditions in our newly entered markets and newly acquired operations; worsening in markets for residential housing; the impact of construction defect, product liability and home warranty claims, including the adequacy of self-insurance accruals, and the applicability and sufficiency of our insurance coverage; decline in real estate values resulting in impairment of our real estate assets; volatility in the banking industry and credit markets; uncertainties in the capital and securities markets; terrorism or other hostilities involving the United States; building moratorium or “slow-growth” or “no-growth” initiatives that could be implemented in states in which we operate; changes in mortgage and other interest rates; conditions in the capital, credit and financial markets, including mortgage lending standards and the availability of mortgage financing; changes in generally accepted accounting principles or interpretations of those principles; changes in prices of homebuilding materials; competition for home sales from other sellers of new and resale homes; cancellations and our ability to realize our backlog; the occurrence of events such as landslides, soil subsidence and earthquakes that are uninsurable, not economically insurable or not subject to effective indemnification agreements; changes in governmental laws and regulations; whether we are able to pay off or refinance the outstanding balances of our debt obligations at their maturity; limitations on our ability to utilize our tax attributes; whether an ownership change occurred that could, under certain circumstances, have resulted in the limitation of our ability to offset prior years’ taxable income with net operating losses; the timing of receipt of regulatory approvals and the opening of projects; the availability and cost of land for future development; our ability to integrate successfully the Polygon Northwest operation with our existing operations; and additional factors discussed under the sections captioned “Risk Factors” included in our annual and quarterly reports filed with the Securities and Exchange Commission. The foregoing list is not exhaustive. New risk factors may emerge from time to time and it is not possible for management to predict all such risk factors or to assess the impact of such risk factors on our business.

Investor/Media Contacts:

Larry Clark

Financial Profiles, Inc.

(310) 622-8223

WLH@finprofiles.com

WILLIAM LYON HOMES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands except number of shares and per share data)

(unaudited)

	Three Months Ended December 31, 2015	Three Months Ended December 31, 2014
Operating revenue
Home sales	$397,162	$352,479
Construction services	5,820	7,542

	402,982	360,021

Operating costs
Cost of sales — homes	(324,338)	(285,448)
Construction services	(5,108)	(5,965)
Sales and marketing	(19,059)	(17,945)
General and administrative	(17,817)	(18,745)
Transaction expenses	—	(64)
Amortization of intangible assets	(248)	(520)
Other	(422)	(983)

	(366,992)	(329,670)

Operating income	35,990	30,351
Equity in income of unconsolidated joint ventures	1,458	409
Other income, net	706	1,068

Income before provision for income taxes	38,154	31,828
Provision for income taxes	(11,026)	(11,018)

Net income	27,128	20,810
Less: Net income attributable to noncontrolling interests	(833)	(2,805)

Net income available to common stockholders	$26,295	$18,005

Income per common share:
Basic	$0.72	$0.54
Diluted	$0.68	$0.52

Weighted average common shares outstanding:
Basic	36,580,867	33,439,411
Diluted	38,546,342	34,851,823

WILLIAM LYON HOMES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands except number of shares and per share data)

	Year Ended December 31, 2015	Year Ended December 31, 2014
Operating revenue
Home sales	$1,078,928	$857,025
Lots, land and other sales	2,500	1,926
Construction services	25,124	37,728

	1,106,552	896,679

Operating costs
Cost of sales — homes	(878,995)	(677,531)
Cost of sales — lots, land and other	(1,729)	(1,529)
Construction services	(21,181)	(30,700)
Sales and marketing	(61,539)	(45,903)
General and administrative	(59,161)	(54,626)
Transaction expenses	—	(5,832)
Amortization of intangible assets	(958)	(1,814)
Other	(1,971)	(2,874)

	(1,025,534)	(820,809)

Operating income	81,018	75,870
Equity in income of unconsolidated joint ventures	3,239	555
Other income, net	2,810	1,898

Income before provision for income taxes	87,067	78,323
Provision for income taxes	(26,806)	(23,797)

Net income	60,261	54,526
Less: Net income attributable to noncontrolling interests	(2,925)	(9,901)

Net income available to common stockholders	$57,336	$44,625

Income per common share:
Basic	$1.57	$1.41
Diluted	$1.48	$1.34

Weighted average common shares outstanding:
Basic	36,546,227	31,753,110
Diluted	38,767,556	33,236,343

WILLIAM LYON HOMES

CONSOLIDATED BALANCE SHEETS

(in thousands, except number of shares and par value per share)

	December 31, 2015	December 31, 2014
	(unaudited)
ASSETS
Cash and cash equivalents	$50,203	$52,771
Restricted cash	504	504
Receivables	14,838	21,250
Escrow proceeds receivable	3,041	2,915
Real estate inventories	1,675,106	1,404,639
Investment in unconsolidated joint ventures	5,413	2,500
Goodwill	66,902	60,887
Intangibles, net of accumulated amortization of $4,640 and $3,683 as of December 31, 2015 and December 31, 2014, respectively	6,700	7,657
Deferred income taxes, net, including valuation allowance of $0 and $1,626 at December 31, 2015 and December 31, 2014, respectively	79,726	88,039
Other assets, net	21,017	18,562

Total assets	$1,923,450	$1,659,724

LIABILITIES AND EQUITY
Accounts payable	$75,881	$51,814
Accrued expenses	70,324	85,366
Notes payable	175,181	39,235
Subordinated amortizing note	14,066	20,717
5 3⁄4% Senior Notes due April 15, 2019	148,295	147,766
8 1⁄2% Senior Notes due November 15, 2020	422,896	422,889
7% Senior Notes due August 15, 2022	345,338	294,791

	1,251,981	1,062,578

Commitments and contingencies

Equity:
William Lyon Homes stockholders’ equity
Preferred stock, par value $0.01 per share; 10,000,000 and no shares issued and outstanding at December 31, 2015 and December 31, 2014, respectively	—	—
Common stock, Class A, par value $0.01 per share; 150,000,000 shares authorized; 28,363,879 and 28,073,438 shares issued, 27,657,435 and 27,487,257 outstanding at December 31, 2015 and December 31, 2014, respectively	284	281
Common stock, Class B, par value $0.01 per share; 30,000,000 shares authorized; 3,813,884 shares issued and outstanding at December 31, 2015 and December 31, 2014, respectively	38	38
Additional paid-in capital	413,810	408,969
Retained earnings	217,963	160,627

Total William Lyon Homes stockholders’ equity	632,095	569,915
Noncontrolling interests	39,374	27,231

Total equity	671,469	597,146

Total liabilities and equity	$1,923,450	$1,659,724

WILLIAM LYON HOMES

SELECTED FINANCIAL AND OPERATING INFORMATION

(unaudited)

	Three Months Ended December 31,
	2015	2014
	Consolidated Total	Consolidated Total	Percentage % Change
Selected Financial Information (1)
(dollars in thousands)
Homes closed	809	717	13%

Home sales revenue	$397,162	$352,479	13%
Cost of sales (excluding interest and purchase accounting adjustments)	(301,194)	(269,543)	12%

Adjusted homebuilding gross margin (2)	$95,968	$82,936	16%

Adjusted homebuilding gross margin percentage (2)	24.2%	23.5%	3%

Interest in cost of sales	(14,666)	(10,014)	46%
Purchase accounting adjustments	(8,478)	(5,891)	44%

Gross margin	$72,824	$67,031	9%

Gross margin percentage	18.3%	19.0%	(4%)

Number of homes closed
California	225	287	(22%)
Arizona	120	50	140%
Nevada	73	73	0%
Colorado	80	46	74%
Washington	133	111	20%
Oregon	178	150	19%

Total	809	717	13%

Average sales price of homes closed
California	$693,300	$604,900	15%
Arizona	256,100	254,700	1%
Nevada	560,400	681,300	(18%)
Colorado	469,500	500,400	(6%)
Washington	427,700	413,400	3%
Oregon	421,800	316,700	33%

Total	$490,900	$491,600	(0%)

Number of net new home orders
California	122	155	(21%)
Arizona	91	41	122%
Nevada	79	37	114%
Colorado	24	40	(40%)
Washington	87	92	(5%)
Oregon	113	102	11%

Total	516	467	10%

Average number of sales locations during period
California	19	19	0%
Arizona	8	5	60%
Nevada	13	9	44%
Colorado	12	12	0%
Washington	6	5	20%
Oregon	16	5	220%

Total	74	55	35%

(1)	For the periods presented, the Company is reporting in six segments: California, Arizona, Nevada, Colorado, Washington and Oregon.
(2)	Adjusted homebuilding gross margin is a financial measure that is not prepared in accordance with U.S. generally accepted accounting principles, or U.S. GAAP. It is used by management in evaluating operating performance and in making strategic decisions regarding sales pricing, construction and development pace, product mix and other operating decisions. We believe this information is meaningful as it isolates the impact that interest and purchase accounting adjustments have on homebuilding gross margin and allows investors to make better comparisons with our competitors.

WILLIAM LYON HOMES

SELECTED FINANCIAL AND OPERATING INFORMATION

(unaudited)

	Year Ended December 31,
	2015	2014
	Consolidated Total	Consolidated Total	Percentage % Change
Selected Financial Information (1) (dollars in thousands)
Homes closed	2,314	1,753	32%

Home sales revenue	$1,078,928	$857,025	26%
Cost of sales (excluding interest and purchase accounting adjustments)	(811,660)	(641,042)	27%

Adjusted homebuilding gross margin (2)	$267,268	$215,983	24%

Adjusted homebuilding gross margin percentage (2)	24.8%	25.2%	(2%)

Interest in cost of sales	(38,416)	(26,510)	45%
Purchase accounting adjustments	(28,919)	(9,979)	190%

Gross margin	$199,933	$179,494	11%

Gross margin percentage	18.5%	20.9%	(12%)

Number of homes closed
California	633	840	(25%)
Arizona	252	217	16%
Nevada	230	236	(3%)
Colorado	230	95	142%
Washington	434	154	182%
Oregon	535	211	154%

Total	2,314	1,753	32%

Average sales price of homes closed
California	$599,200	$594,000	1%
Arizona	265,900	264,900	0%
Nevada	568,900	516,200	10%
Colorado	465,300	489,100	(5%)
Washington	417,600	427,800	(2%)
Oregon	399,000	314,800	27%

Total	$466,300	$488,900	(5%)

Number of net new home orders
California	669	792	(16%)
Arizona	414	201	106%
Nevada	272	237	15%
Colorado	224	152	47%
Washington	416	134	210%
Oregon	580	161	260%

Total	2,575	1,677	54%

Average number of sales locations during period
California	18	17	6%
Arizona	7	6	17%
Nevada	11	9	22%
Colorado	13	8	63%
Washington	6	2	200%
Oregon	13	2	550%

Total	68	44	55%

(1)	For the periods presented, the Company is reporting in six segments: California, Arizona, Nevada, Colorado, Washington and Oregon.
(2)	Adjusted homebuilding gross margin is a financial measure that is not prepared in accordance with U.S. generally accepted accounting principles, or U.S. GAAP. It is used by management in evaluating operating performance and in making strategic decisions regarding sales pricing, construction and development pace, product mix and other operating decisions. We believe this information is meaningful as it isolates the impact that interest and purchase accounting adjustments have on homebuilding gross margin and allows investors to make better comparisons with our competitors.

WILLIAM LYON HOMES

SELECTED FINANCIAL AND OPERATING INFORMATION

(unaudited)

	As of December 31,
	2015	2014
	Consolidated Total	Consolidated Total	Percentage % Change
Backlog of homes sold but not closed at end of period
California	194	158	23%
Arizona	209	47	345%
Nevada	115	73	58%
Colorado	78	84	(7%)
Washington	44	62	(29%)
Oregon	99	54	83%

Total	739	478	55%

Dollar amount of homes sold but not closed at end of period (in thousands)
California	$152,673	$93,912	63%
Arizona	53,527	13,408	299%
Nevada	77,151	62,847	23%
Colorado	40,952	37,935	8%
Washington	24,414	34,309	(29%)
Oregon	43,053	17,716	143%

Total	$391,770	$260,127	51%

Lots owned and controlled at end of period
Lots owned
California	2,200	2,140	3%
Arizona	5,204	5,421	(4%)
Nevada	2,888	2,941	(2%)
Colorado	798	979	(18%)
Washington	1,144	1,427	(20%)
Oregon	1,245	1,195	4%

Total	13,479	14,103	(4%)

Lots controlled
California	601	1,538	(61%)
Arizona	—	—	0%
Nevada	554	156	255%
Colorado	134	183	(27%)
Washington	871	728	20%
Oregon	1,775	834	113%

Total	3,935	3,439	14%

Total lots owned and controlled
California	2,801	3,678	(24%)
Arizona	5,204	5,421	(4%)
Nevada	3,442	3,097	11%
Colorado	932	1,162	(20%)
Washington	2,015	2,155	(6%)
Oregon	3,020	2,029	49%

Total	17,414	17,542	(1%)

WILLIAM LYON HOMES

SUPPLEMENTAL FINANCIAL INFORMATION

(dollars in thousands)

(unaudited)

	Three Months Ended December 31, 2015	Three Months Ended December 31, 2014	Year Ended December 31, 2015	Year Ended December 31, 2014
Net income attributable to William Lyon Homes	$26,295	$18,005	$57,336	$44,625
Net cash (used in) provided by operating activities	$47,446	$21,237	$(172,908)	$(159,807)
Interest incurred	$20,307	$26,741	$76,222	$65,559
Adjusted EBITDA (1)	$61,854	$48,933	$158,546	$122,696
Adjusted EBITDA Margin (2)	15.3%	13.6%	14.3%	13.7%
Ratio of adjusted EBITDA to interest incurred	3.0	1.8	2.1	1.9

Balance Sheet Data

	December 31, 2015	December 31, 2014
Cash, cash equivalents and restricted cash	$50,707	$53,275

Total William Lyon Homes stockholders’ equity	632,095	569,915
Noncontrolling interest	39,374	27,231
Total debt	1,105,776	925,398

Total book capitalization	$1,777,245	$1,522,544

Ratio of debt to total book capitalization	62.2%	60.8%
Ratio of debt to total book capitalization (net of cash)	61.1%	59.4%

(1)	Adjusted EBITDA means net income (loss) attributable to William Lyon Homes plus (i) provision for income taxes, (ii) interest expense, (iii) amortization of capitalized interest included in cost of sales, (iv) stock based compensation, (v) depreciation and amortization, (vi) non-cash purchase accounting adjustments, (vii) cash distributions of income from unconsolidated joint ventures, and (viii) equity in income of unconsolidated joint ventures. Other companies may calculate adjusted EBITDA differently. Adjusted EBITDA is not a financial measure prepared in accordance with U.S. GAAP. Adjusted EBITDA is presented herein because management believes the presentation of adjusted EBITDA provides useful information to the Company’s investors regarding the Company’s financial condition and results of operations because adjusted EBITDA is a widely utilized indicator of a company’s operating performance. Adjusted EBITDA should not be considered as an alternative for net (loss) income, cash flows from operating activities and other consolidated income or cash flow statement data prepared in accordance with accounting principles generally accepted in the United States or as a measure of profitability or liquidity. A reconciliation of net income attributable to William Lyon Homes to adjusted EBITDA is provided in the following table:
(2)	Calculated as Adjusted EBITDA as a percentage of operating revenue.

WILLIAM LYON HOMES

SUPPLEMENTAL FINANCIAL INFORMATION

(dollars in thousands)

(unaudited)

	Three Months Ended December 31, 2015	Three Months Ended December 31, 2014	Year Ended December 31, 2015	Year Ended December 31, 2014
Net income attributable to
William Lyon Homes	$26,295	$18,005	$57,336	$44,625
Provision for income taxes	11,026	11,018	26,806	23,797
Interest expense
Interest incurred	20,307	26,741	76,222	65,559
Interest capitalized	(20,307)	(26,741)	(76,222)	(65,559)
Amortization of capitalized interest included in cost of sales	14,666	10,014	38,416	26,510
Stock based compensation	1,742	3,342	6,570	6,114
Depreciation and amortization	727	801	2,663	6,041
Transaction expenses	—	64	—	5,832
Non-cash purchase accounting adjustments	8,478	5,891	28,919	9,979
Cash distributions of income from unconsolidated joint ventures	378	207	1,075	353
Equity in income of unconsolidated joint ventures	(1,458)	(409)	(3,239)	(555)

Adjusted EBITDA	$61,854	$48,933	$158,546	$122,696